Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment No. 2 on Form S-8 to Registration Statement on Form S-4 (No. 333-172211) of our reports dated February 28, 2011, with respect to the consolidated financial statements of Comerica Incorporated, and the effectiveness of internal control over financial reporting of Comerica Incorporated, included in its Annual Report (Form 10-K) for the year ended December 31, 2010, filed with the Securities and Exchange Commission.

July 28, 2011

Dallas, Texas

/s/ Ernst & Young LLP